Exhibit 10.5

AMENDMENT OF EMPLOYMENT AGREEMENT

THIS IS AN AMENDMENT OF EMPLOYMENT AGREEMENT (this “Amendment”), dated as of October 13, 2004, by and between B&G FOODS, INC. (hereinafter “Corporation”), and Robert C. Cantwell (hereinafter “Cantwell”), amending the Employment Agreement by and between the Corporation and Cantwell (the “Agreement”).

WHEREAS, the Corporation and Cantwell previously entered into the Agreement, to be effective as of the date of the close of the Offering (as defined below), if the Offering closed prior to June 30, 2004; and

WHEREAS, the Offering did not close prior to June 30 2004 and will instead close on October 14, 2004; and

WHEREAS, Cantwell and the Corporation desire to amend Section 1 of the Agreement to provide that the Agreement shall be effective as of October 14, 2004.

NOW THEREFORE, in consideration of the material advantages accruing to the two parties and the mutual covenants contained herein and in the Agreement, the Corporation and Cantwell agree with each other as follows:

1.             Section 1 of the Agreement as it currently reads is no longer effective and is void ab initio.

2.             Section 1 of the Agreement is hereby replaced with the following provision:

“1.           EFFECTIVE DATE.  For purposes of this Agreement, the ‘Effective Date’ shall mean October 14, 2004, the date of the closing of the Corporation’s initial public offering of the ‘Enhanced Income Securities’ as described in the final prospectus to be filed with the Securities Exchange Commission by the Corporation (the ‘Offering’).”

3.             This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Corporation and Cantwell have executed this Amendment as of the day and year first above written.

B&G FOODS, INC.

/s/ David L. Wenner
Name: David L. Wenner
Title: President

/s/ Robert C. Cantwell
Robert C. Cantwell